BYLAWS

OF

SURGE ENTERPRISES, INC.

A Nevada Corporation

`

TABLE OF CONTENTS

TO THE

BYLAWS OF

SURGE ENTERPRISES, INC.

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4.4	REMOVAL AND RESIGNATION	10
4.5	VACANCIES	10
4.6	CHAIRMAN OF THE BOARD	11
4.7	PRESIDENT	11
4.8	VICE PRESIDENTS	11
4.9	SECRETARY	11
4.10	ASSISTANT SECRETARIES	12
4.11	CHIEF FINANCIAL OFFICER (TREASURER)	12
4.12	ASSISTANT FINANCIAL OFFICERS	12
4.13	SALARIES	12

ARTICLE 5 –SHARES OF STOCK		13

5.1	SHARE CERTIFICATES	13
5.2	TRANSFER OF SHARES	13
5.3	LOST OR DESTROYED CERTIFICATE	13

ARTICLE 6 –COMMITTEES		13

6.1	committees	13

ARTICLE 7 – INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS		14

7.1	AGENTS, PROCEEDINGS AND EXPENSES	14
7.2	INDEMNIFICATION	14
7.3	INSURANCE	15

ARTICLE 8 –RECORDS AND REPORTS		15

8.1	SHAREHOLDER INSPECTION OF ARTICLES AND BYLAWS	15
8.2	MAINTENANCE AND INSPECTION OF RECORDS OF SHAREHOLDERS	15
8.3	SHAREHOLDER INSPECTION OF CORPORATE RECORDS	15
8.4	INSPECTION OF DIRECTORS	16
8.5	ANNUAL STATEMENT OF GENERAL INFORMATION	16

ARTICLE 9 –MISCELLANEOUS		16

9.1	CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS	16
9.2	CONTRACTS, ETC., HOW EXECUTED	16
9.3	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	16

ARTICLE 10 – AMENDMENTS TO BYLAWS		17

10.1	AMENDMENT BY SHAREHOLDERS	17
10.2	AMENDMENT BY DIRECTORS	17

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BYLAWS

OF

SURGE Enterprises, Inc.

ARTICLE 1 – OFFICES

1.1	Registered Office

The registered office of the Surge Enterprises (the “Corporation”) shall be in 3155 E. Patrick Lane., Suite 1, Las Vegas, NV 89120-3481 in the State of Nevada.

1.2	Principal Executive Office

The Corporations board of directors (the “Board”) is hereby granted full power and authority to fix the location of the principal executive office for the transaction of the business of the Corporation.

1.3	Change of Location

The Board is hereby granted full power and authority to change the registered office from one location to another, and to fix the location of the principal executive office of the Corporation at any place within or outside the State of Nevada.

1.4	Other Offices

Branch or subordinate offices may at any time be established by the board of directors at any place or places where the Corporation is qualified to do business.

ARTICLE 2 - MEETINGS OF SHAREHOLDERS

2.1	Place of Meetings

All annual and all other meetings of shareholders shall be held at the location designated by the board of directors pursuant to a resolution or as set forth in a notice of the meeting, within or outside of the State of Nevada.

2.2	Annual Meetings
The annual meetings of shareholders shall be held on such other date and at such time as may be fixed by the board of directors.

2.3	Special Meetings

Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the Board or the chairman of the Board. Special meetings may not be called by any other person or persons. Each special meeting shall be held on such date and at such time as is determined by the person or persons calling the meeting.

2.4	Notice of Shareholders' Meetings

All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 hereof not less than ten (10) or more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. The notice shall specify the place, date and hour of the meeting.

2.5	Manner of Giving Notice; Affidavit of Notice

Notice of any shareholders' meeting or any distribution of reports required by law to be given to shareholders shall be given to shareholders either personally or by first-class mail, by telegraph, facsimile, e-mail or any other form of communication permitted by law, charges prepaid, sent to each shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or has been so given, notice shall be deemed to have been given if sent to that shareholder by first-class mail, by telegraph, facsimile or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, delivered to a common carrier for transmission to the recipient, or actually transmitted by facsimile or other electronic means to the recipient by the person giving the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders' meeting or report may be executed by the secretary, assistant secretary, or any transfer agent of the Corporation giving the notice, and filed and maintained in the minute book of the Corporation.

2.6	Adjourned Meetings and Notice Thereof

Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting except in the case of the withdrawal of a shareholder from a quorum as provided in Section 2.9 hereof.

When any shareholders' meeting, either annual or special, is adjourned for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 hereof. Except as provided above, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken. The Corporation may transact any business at any adjourned meetings that might have been transacted at the regular meeting.

2.7	Voting at Meetings of Shareholders

The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.8 hereof, subject to the provisions of sections 78.350 to 78.365, inclusive, of the General Corporation Law of Nevada. Each shareholder shall be entitled to one vote for each share of stock registered on the books of the Corporation in his name, whether represented in person or by proxy. Every shareholder entitled to vote shall have the right to vote in person, or as provided in Section 2.12 hereof, by proxy. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of or in opposition to the proposal and refrain from voting the remaining shares, but if the shareholder fails to specify the number of shares which the shareholder is voting, it will be conclusively presumed that the shareholder's vote is with respect to all shares that the shareholder is entitled to vote.

The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of Nevada or by the articles of incorporation.

2.8	Record Date for Shareholder Notice, Voting and Giving Consents

In order that the Corporation may determine the shareholders entitled to notice of or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (1) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (2) in the case of determination of shareholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board ; and (3) in the case of any other action, shall not be more than

60 days prior to such other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.9	Quorum

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum and by any greater number of shares otherwise required to take such action by applicable law or in the articles of incorporation. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no business may be transacted except as hereinabove provided.

2.10	Waiver of Notice or Consent by Absent Shareholders

The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 hereof, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if the objection is expressly made at the meeting.

2.11	Shareholder Action by Written Consent Without Meeting

Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

2.12	Proxies

Every shareholder entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the shareholder. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, facsimile or other electronic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or as to any meeting by attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of section 78.355 of the General Corporation Law of Nevada.

2.13	Inspectors of Election

Before any meeting of shareholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If inspectors of election are not so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

These inspectors shall:

(a)	Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;
(b)	Receive votes, ballots or consents;
(c)	Hear and determine all challenges and questions in any way arising in connection with the right to vote;
(d)	Count and tabulate all votes or consents;
(e)	Determine when the polls shall close;
(f)	Determine the result; and
(g)	Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE 3 - DIRECTORS

3.1	Powers

Subject to the provisions of section 78.120 et seq. of the General Corporation Law of Nevada and any limitations in the articles of incorporation and the bylaws of this Corporation relating to action required to be approved by the shareholders or by the outstanding shares, or by a less than majority vote of a class or series of preferred shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

3.2	Number and Qualification of Directors

The authorized number of directors of the Corporation shall not be less than one nor more than ten with the exact number of directors to be fixed from time to time, within the limits specified, by approval of the Board. Each director must be at least eighteen (18) years of age. A director need not be a shareholder of this Corporation or a resident of the State of Nevada.

3.3	Election and Term of Office

Except as provided in section 78.330 of the General Corporation Law of Nevada, at each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including the director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.4	Vacancies

Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor is elected at an annual or special meeting of the shareholders.

A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the Board by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of the shareholders, to be held to elect the entire Board. If the Board accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors or amendment reducing the number of classes of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

3.5	Removal of Directors

Any or all of the directors may be removed without cause if any such removal is effectd in accordance with the provisions of the General Corporation Law of Nevada.

3.6	Resignation of Director

Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future date, a successor may be elected to take office when the resignation becomes effective.

3.7	Place of Meeting
Regular meetings of the Board shall be held at any place within or outside the State of

Nevada which has been designated from time to time by resolution of the Board.

Special meetings of the Board may be held either at a place within or outside the State of Nevada which has been designated by resolution of the Board or as set forth in a notice of the meeting.

Members of the Board may participate in a meeting through use of a conference telephone or similar communication equipment or the Internet, so long as all members participating in such meeting can hear one another. Participation in a meeting by means of the above-described procedure shall constitute presence in person at such meeting.

3.8	Annual Meeting

Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.

3.9	Special Meetings

Special meetings of the Board for any purpose or purposes may be called at any time by the chairman of the Board or the president or vice president or the secretary or any two directors.

Written notice of the date, time and place of special meetings shall be delivered personally to each director or sent to each director by first-class mail, telegraph, facsimile, e-mail or by other form of written communication, charges prepaid, sent to him at his address as it appears upon the records of the Corporation or, if it is not so shown or is not readily ascertainable, at the place in which the meetings of directors are regularly held. The notice need not state the purpose for the meeting. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the meeting. In case such notice is delivered personally, transmitted by facsimile or other electronic means, or telegraphed, it shall be so delivered, deposited with the telegraph company or electronically transmitted at least twenty-four (24) hours prior to the time of the meeting. Such delivery, mailing, telegraphing, or transmitting as above provided, shall be due, legal and personal notice to such director. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

3.10	Adjournment

A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place.

3.11	Notice of Adjournment

If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

3.12	Waiver of Notice

The transactions at any meeting of the Board, however called and noticed, or wherever held, shall be as valid as though such transactions had occurred at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of or consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. The waiver of notice need not state the purpose for which the meeting is or was held.

3.13	Quorum and Voting

A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinabove provided. In no event shall a quorum be less than two (2) unless the authorized number of directors is one (1), in which case one (1) director constitutes a quorum. Every act or decision done or made by a majority of the directors at a meeting duly held at which a quorum is present shall be regarded as an act of the Board subject to the provisions of the General Corporation Law of Nevada. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

3.14	Fees and Compensation

Directors shall not receive any stated salary for their services as directors, but, by resolution of the board, a fixed fee, with or without expenses of attendance, may be allowed to directors not receiving monthly compensation for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent, employee or otherwise, from receiving compensation therefor.

3.15	Action Without Meeting

Any action required or permitted to be taken by the Board under the General Corporation Law of Nevada may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action. Such consent or consents shall be filed with the minutes of the meetings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. Any certificate or other document filed under the provision of the General Corporation Law of Nevada which relates to action so taken shall state that the action was taken by unanimous written consent of the Board without a meeting and that the bylaws authorized the directors to so do.

ARTICLE 4 - OFFICERS

4.1	Officers

The officers of the Corporation shall be a president, a secretary, and a chief financial officer (treasurer) and such other officers with such titles and duties as may be appointed in accordance with the provisions of Section 4.3 hereof, including chairman of the board. Any number of offices may be held by the same person. All officers must be natural persons and any natural person may hold two or more offices.

4.2	Election

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or Section 4.5 hereof, shall be chosen annually by the Board, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve or until his successor shall be elected and qualified.

4.3	Subordinate Officers

The Board may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board may from time to time determine.

4.4	Removal and Resignation

Any officer may be removed, either with or without cause, by a majority of the Board, at any regular or special meeting of the board, or, except in the case of an officer chosen by the Board of directors, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Board or to the president or to the secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.5	Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

4.6	Chairman of the Board

The chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and shareholders and exercise and perform all such other powers and duties as may from time to time be assigned to him by the Board or prescribed by the bylaws.

4.7	President

The president, or if there is no president the chairman of the Board, shall be the general manager and chief executive officer of the Corporation and shall, subject to the Board, have general supervision, direction and control of the business and of other officers and employees of the Corporation. He shall preside at all meetings of the shareholders and, if there is no regular, appointed chairman of the board or if such chairman is absent, at all meetings of the Board. He shall be an ex officio member of all standing committees, including the executive committee, if any, and shall have general powers and duties of management usually vested in the office of the president of a Corporation, and shall have such other powers and duties as may be prescribed by the Board or the bylaws.

4.8	Vice Presidents

In the absence or disability of the president and the chairman of the Board, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, the vice president designated by the Board, shall perform all the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president and chairman of the board. Each vice president shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the Board or the bylaws, and the president or the chairman of the board.

4.9	Secretary

The secretary shall keep, or cause to be kept, at the principal executive office, or such other place as the Board may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meeting and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, a share register or a duplicate share register showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and the date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by the bylaws or by law to be given, shall keep the seal of the

Corporation in safe custody and shall have such other powers and shall perform such other duties as from time to time may be prescribed by the Board or the bylaws.

4.10	Assistant Secretaries

In the absence or disability of the secretary, the assistant secretaries in order of their rank as fixed by the Board or, if not ranked, the assistant secretary designated by the Board shall perform all the duties of the secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary. Each assistant secretary shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the Board or the bylaws.

4.11	Chief Financial Officer (Treasurer)

The chief financial officer shall be the treasurer. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.

The treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. He shall be responsible for the proper disbursement of the funds of the Corporation as may be ordered by the Board and shall render to the president or directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the Corporation. The treasurer shall prepare a proper annual budget of income and expenses for each calendar year, revised quarterly, for approval of or revision by the Board and shall be responsible for the handling of finances in connection therewith. He shall have such other powers and shall perform such other duties as may be prescribed by the Board. He shall see that all officers signing checks are bonded in such amounts as may be fixed from time to time by the Board.

4.12	Assistant Financial Officers

In the absence of or disability of the treasurer, the assistant financial officers in order of their rank or, if not ranked, the assistant financial officer designated by the Board shall perform all the duties of the treasurer and, when so acting, shall have the powers of and be subject to all the restrictions upon the treasurer. Each assistant financial officer shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board or the bylaws.

4.13	Salaries

Salaries of officers and other shareholders employed by the Corporation shall be fixed periodically by the Board or established under agreements with the officers or shareholders approved by the Board. No officer shall be prevented from receiving this salary because he is also a director of the Corporation.

ARTICLE 5 - SHARES OF STOCK

5.1	Share Certificates

The certificates of shares of the Corporation shall be in such form consistent with the articles of incorporation and the laws of the State of Nevada as shall be approved by the Board. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All such certificates shall be signed by the chairman or vice chairman of the Board or the president or a vice president, and by the treasurer or an assistant financial officer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

5.2	Transfer of Shares

Subject to the provisions of law, upon the surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

5.3	Lost or Destroyed Certificate

The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate therefor, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, upon approval of the Board. The Board may, in its discretion, as a condition to authorizing the issue of such new certificate, require the owner of the lost or destroyed certificate, or his legal representative, to make proof satisfactory to the Board of the loss or destruction thereof and to give the Corporation a bond or other security, in such amount and with such surety or sureties as the Board may determine, as indemnity against any claim that may be made against the Corporation on account of any such certificate so alleged to have been lost or destroyed.

ARTICLE 6 - COMMITTEES

6.1	Committees

The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

Any such committee, to the extent provided by resolution of the Board, shall have all authority of the Board, except with respect to: (i) the approval of any action requiring shareholder approval as enumerated in Subsection (i) through (v) of Section 2.11 hereof and requiring notice to shareholders of such action; (ii) the filling of vacancies on the Board or on any committee; (iii) the fixing of compensation of the Board for serving on the Board or on any committee; (iv) the amendment or repeal of bylaws or the adoption of new bylaws; (v) the amendment or repeal of any resolution of the Board which by its expressed terms is not so amenable or repealable; (vi) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount within a price range determined by the Board; or (vii) the appointment of other committees of the Board or the members of these committees.

The provisions of these bylaws for notice to directors of meetings, place of meetings, regular meetings, special meetings and notice, quorum, waiver of notice, adjournment, notice of adjournment, and actions without meetings, without such changes in the context of those bylaws as may be necessary to substitute the committee and its members for the Board and its members, apply also to the committees of the Board and action by such committees, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee.

ARTICLE 7 - INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES, AND OTHER AGENTS

7.1	Agents, Proceedings and Expenses

For purposes of this Article, an "agent" of the Corporation includes any person who is or was a director, officer, employee or other agent of the Corporation; or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" include, without limitation, attorneys' fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Corporation.

7.2	Indemnification

The Corporation shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of its agents against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

7.3	Insurance

The Corporation may, upon the resolution of the directors, purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article VII.

ARTICLE 8 - RECORDS AND REPORTS

8.1	Shareholder Inspection of Articles and Bylaws

The Corporation shall keep at its registered office in Nevada, a copy certified by the secretary of state of its articles of incorporation and any amendments thereto, a copy certified by the Corporation's secretary of the bylaws and any amendments thereto, which shall be open to inspection by shareholders at all reasonable times during office hours.

8.2	Maintenance and Inspection of Records of Shareholders

The Corporation shall keep at its registered office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

8.3	Shareholder Inspection of Corporate Records

The accounting books and records and minutes of proceedings of the shareholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation and may not be limited by the articles and bylaws.

8.4	Inspection by Directors

Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and to inspect the physical properties of the Corporation and each of its subsidiary corporations, domestic or foreign. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

8.5	Annual Statement of General Information

The Corporation shall, each year during the calendar month in which its articles of incorporation originally were filed with the Nevada Secretary of State, file with the Secretary of State, on the prescribed form, a statement setting forth the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the president, secretary and treasurer, and the Corporation's duly appointed resident agent in charge of the registered office in the State of Nevada upon whom process can be served, all in compliance with section 78.150 of the General Corporation Law of Nevada.

ARTICLE 9 - MISCELLANEOUS

9.1	Checks, Drafts, Evidence of Indebtedness

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board.

9.2	Contracts, Etc., How Executed

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

9.3	Representation of Shares of Other Corporations

The president or, in the event of his absence or inability to serve, any vice president and the secretary or assistant secretary of this Corporation are authorized to vote, represent and exercise, on behalf of this Corporation, all rights incidental to any and all shares of any other Corporation standing in the name of this Corporation. The authority herein granted to the officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other Corporation may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by the officers.

ARTICLE 10 - AMENDMENTS TO BYLAWS

10.1	Amendment by Shareholders

New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of the shareholders entitled to exercise a majority of the voting power of the Corporation; except as provided in these bylaws, a bylaw amendment reducing the number or the minimum number of directors cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent would be sufficient to elect at least one (1) director if voted cumulatively at an election at which all of the outstanding shares entitled to vote were voted and the entire number of previously authorized directors were then being elected.

10.2	Amendment by Directors

Subject to the rights of the shareholders as provided in Section 0 hereof to adopt, amend or repeal bylaws, bylaws may be adopted, amended, or repealed by the Board.

CERTIFICATE OF SECRETARY

OF

Surge Enterprises, Inc.

(the “Corporation”)

I hereby certify that I am the duly appointed and acting Secretary of the Corporation, and that the foregoing is a true and correct copy of the Bylaws of the Corporation adopted on the 7th day of February, 2005.

DATED:	February 7th 2005

/s/ Troy Mutter
Troy Mutter

Secretary